                                                                     EXHIBIT 4.2



                              CALAVO GROWERS, INC.

                    SUBSCRIPTION WARRANT FOR RIGHTS OFFERING
                    FOR HOLDERS OF RECORD ON [_______], 2002


                                            $5.00
---------------------------      ----------------------------      -----------------------------
Subscription Warrant Number      Subscription Price Per Share      Number of Subscription Rights

---------------------------                                        -----------------------------
   Name and Address of                                              Shares Owned on Record Date
       Shareholder


        Calavo Growers, Inc. (the "COMPANY") is conducting an offering (the "RIGHTS OFFERING") of 1,000,000 shares of its common stock, par value $0.001 per share (the "COMMON STOCK"), at a subscription price of $5.00 per share, pursuant to non-transferable subscription rights (the "RIGHTS") distributed to all holders of record of shares of Common Stock as of the close of business on [_______], 2002 (the "RECORD DATE"). As the registered owner of this Subscription Warrant, you are entitled to the number of Rights shown on the top of this Subscription Warrant. You were issued one Right for every 11.836 shares of Common Stock that you held on the Record Date. If the number of shares of Common Stock held by you on the Record Date would have resulted in the issuance of fractional Rights, the number of Rights issued to you was rounded down to the nearest whole number. No cash will be paid for fractional Rights.

        Each Right that you have been issued entitles you to subscribe for and purchase one share of Common Stock. This is referred to as the "BASIC SUBSCRIPTION PRIVILEGE." You are not required to purchase any shares, or you may elect to purchase some or all of the shares that are covered by the Basic Subscription Privilege. If you fully exercise your Basic Subscription Privilege, you are eligible to subscribe for and purchase any additional shares of Common Stock that are offered in the Rights Offering but that are not purchased by other Rights holders. This is referred to as the "OVERSUBSCRIPTION PRIVILEGE," and the subscription price of shares covered by the Oversubscription Privilege is also $5.00 per share. If oversubscription requests exceed available shares, the available shares will be allocated pro rata among subscribing shareholders based on the number of shares that each person purchased under the Basic Subscription Privilege. Your election to exercise the Oversubscription Privilege must be made at the time you exercise the Basic Subscription Privilege.

        This Subscription Warrant (or the enclosed Notice of Guaranteed Delivery), together with payment in full of the subscription price, must be received by the Company's subscription agent, U.S. Stock Transfer Corporation, prior to 5:00 p.m., Pacific Daylight Time, on [_______], 2002, unless such expiration date is extended in the sole discretion of the Company (as it may be extended, the "EXPIRATION DATE"). Any Rights not exercised prior to 5:00 p.m., Pacific Daylight Time, on the Expiration Date will be null and void. The address of U.S. Stock Transfer Corporation is 1745 Gardena Avenue, Glendale, California 91204-2991, and its telephone number is (818) 502-1404. Delivery of this Subscription Warrant by facsimile will not constitute valid delivery.

        Your Rights are not transferable, except by operation of law in the event of the death of the record holder of this Subscription Warrant or the dissolution of a record holder that is a corporation, partnership, or other entity. For questions about the exercise of Rights in such event, please contact U.S. Stock Transfer Corporation.

        FOR A MORE COMPLETE DESCRIPTION OF THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING, PLEASE REVIEW THE ENCLOSED PROSPECTUS DATED [_______], 2002 (THE "PROSPECTUS"), WHICH IS INCORPORATED HEREIN BY REFERENCE. AN ADDITIONAL COPY OF THE PROSPECTUS MAY BE OBTAINED FROM U.S. STOCK TRANSFER CORPORATION.

        TO EXERCISE SOME OR ALL OF YOUR RIGHTS, YOU MUST COMPLETE THE REVERSE SIDE OF THIS SUBSCRIPTION WARRANT AND RETURN THE COMPLETED SUBSCRIPTION WARRANT AND PAYMENT OF THE FULL SUBSCRIPTION PRICE TO U.S. STOCK TRANSFER CORPORATION. YOU MUST ALSO COMPLETE THE SUBSTITUTE FORM W-9 ON THE REVERSE SIDE OF THIS SUBSCRIPTION WARRANT.

Dated:  ___________, 2002                 CALAVO GROWERS, INC.




By:                                       By:
   -----------------------------------       -----------------------------------
    Lecil E. Cole                             Wolfgang P. Hombrecher
    Chairman of the Board, President          Vice President, Finance and
    and Chief Executive Officer               Corporate Secretary

                            EXERCISE AND SUBSCRIPTION


        The undersigned hereby irrevocably subscribes for the shares of Common Stock specified below on the terms and conditions set forth in the Prospectus, receipt and review of which hereby are acknowledged. The undersigned acknowledges that his or her election may not be amended or revoked.

        (a)    Number of whole shares subscribed for:

               (i)     Pursuant to Basic Subscription
                       Privilege (Not to exceed the number of
                       Rights on the reverse side of this
                       Subscription Warrant):                                shares (Line 1)
                                                                  -----------
               (ii)    Pursuant to Oversubscription Privilege
                       (No limitation, but exercisable only if
                       the Basic Subscription Privilege is fully
                       exercised):                                           shares (Line 2)
                                                                  -----------
               (iii)   Total (sum of Lines 1 and 2):                         shares (Line 3)
                                                                  -----------

        (b)    Total subscription price (Number of shares on      $          (Line 4)*
               Line 3 x $5.00):                                    ----------

-------------------------

* If the aggregate amount enclosed or transmitted is not sufficient to pay the subscription price for the number of shares shown in Line 3, or if the number of shares being subscribed for is not specified, the number of shares subscribed for will be assumed to be the maximum number that could be subscribed for upon payment of such amount. If the number of shares to be subscribed for pursuant to the Oversubscription Privilege is not specified and the amount enclosed or transmitted exceeds in aggregate the subscription price for all shares payable upon exercise of the Basic Subscription Privilege with respect to all Rights represented by this Subscription Warrant (the "SUBSCRIPTION EXCESS"), the Rights holder exercising this Subscription Warrant will be deemed to have exercised the Oversubscription Privilege to purchase, to the extent available, that number of whole shares of Common Stock equal to the quotient obtained by dividing the Subscription Excess by $5.00, subject to proration as described in the Prospectus. To the extent any portion of the aggregate subscription price enclosed or transmitted remains after the foregoing procedures, such funds will be mailed to the Rights holder, without interest, as soon as practicable. No fractional shares will be issued.

        (c)    Method of Payment (Check appropriate box):

            [   ]      Personal check, certified check, or cashier's check drawn
                       on a U.S. bank, or a U.S. postal or express money order, and made payable to the order of U.S. Stock Transfer
                       Corporation, as Subscription Agent; or

            [   ]      Wire transfer directed to the Pacific Western Bank, Santa
                       Monica, California, ABA No. 122 238 200, Account No.
                       004-900405, for the benefit of U.S. Stock Transfer
                       Corporation as agent for Calavo Growers, Inc. Indicate
                       the name of the institution wire transferring funds:
                       __________________________________________.

        (d) [   ]      Check here if Rights are being exercised pursuant
                       to a Notice of Guaranteed Delivery delivered to U.S.
                       Stock Transfer Corporation prior to the date of this Subscription Warrant, and complete the following:

                       Date of Execution of Notice of Guaranteed
                       Delivery:
                                ------------------
                       Name of Institution Which Guaranteed
                       Delivery:
                                ------------------

                            RIGHTS HOLDER'S SIGNATURE

        The following signature(s) must correspond exactly with the name of the registered holder that appears on the reverse side of this Subscription Warrant.

Date:                    , 2002
     --------------------                     ----------------------------------
                                              Signature


                                              ----------------------------------
                                              Signature

        If this Subscription Warrant is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, limited liability company or other entity, or another person acting in a fiduciary or representative capacity, please provide the following information. See the Instructions that accompany this Subscription Warrant.

Name:
      --------------------------------------------------------
Capacity:
          ----------------------------------------------------

Address:
         -----------------------------------------------------

         -----------------------------------------------------

Telephone Number:
                 ---------------------------------------------

Tax Identification or
Social Security Number:
                        --------------------------------------

        Address for mailing of stock certificate or any refund of subscription funds pursuant to the Prospectus if different from the address shown on the face of this Subscription Warrant.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                              SUBSTITUTE FORM W-9
                       PAYER'S NAME: CALAVO GROWERS, INC.
        (SEE THE INSTRUCTIONS THAT ACCOMPANY THE SUBSCRIPTION WARRANT.)

--------------------------------------------------------------------------------

        To prevent backup withholding of 30% on any cash payments made to you with respect to shares of Calavo Growers, Inc. Common Stock, you are required to notify the Company of your correct Taxpayer Identification Number ("TIN") by signing below and certifying that the TIN provided on this Substitute Form W-9 is correct (or that you are awaiting a TIN).

--------------------------------------------------------------------------------

PART I -- Please provide your                 Social Security Number OR Employer
TIN in the box  at the right                        Identification Number
and certify by signing and dating below.
                                              ----------------------------------

--------------------------------------------------------------------------------

PART II - Under penalties of perjury, I certify that:

(1) The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

(2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

(3)  I am a U.S. person (including a U.S. resident alien).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.


---------------------------------------              ---------------------------
              Signature                                         Date

TO BE SIGNED BY THE PERSON OR ENTITY WHOSE NAME AND ADDRESS APPEAR ABOVE ON THE SUBSCRIPTION WARRANT.

--------------------------------------------------------------------------------

        YOU MUST COMPLETE THE FOLLOWING IF YOU ARE WAITING FOR A TAXPAYER IDENTIFICATION NUMBER TO BE ISSUED TO YOU.

--------------------------------------------------------------------------------

             CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

        I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office, or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number within 60 days, 30% of all reportable payments made to me thereafter will be withheld until I provide a number.


---------------------------------------              ---------------------------
              Signature                                         Date

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                                      -5-